Exhibit 8.1

Regencell Bioscience Holdings Limited c/o Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands	D +1 345 949 9876
E bradley.kruger@ogier.com

Reference: 427450.00004

30 March 2026

Regencell Bioscience Holdings Limited (the Company)

We have acted as legal counsel to the Company for matters of Cayman Islands law only in connection with the Company’s registration statement on Form F-3, including all amendments or preliminary or final supplements thereto, filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1993 (the Act), as amended, (including its exhibits, the Registration Statement) relating to: (i) the offering, issue and sale of the Company’s ordinary shares of US$0.00001 par value per share (the Ordinary Shares), including the Ordinary Shares that may be issued and sold under the Sales Agreement (as defined below); and (ii) the resale by such selling shareholders (if any) as may be named in a prospectus supplement from time to time (the Resale Shares).

We have reviewed: (i) a supplement dated 30 March 2026 (the Prospectus Supplement) to the base prospectus dated 30 March 2026 (the Prospectus) filed in connection with the Registration Statement relating to the offering, issue and sale of the Ordinary Shares; and (ii) the sales agreement dated 30 March 2026 relating to the issue and sale of the Ordinary Shares through A.G.P./Alliance Global Partners (the Agent) by and between the Company and the Agent (the Sales Agreement).

The Company has requested that we render our opinion as to certain tax matters in connection with the Prospectus Supplement.

This opinion is given in accordance with the terms of the Cayman Islands Taxation section of the Prospectus Supplement.

Unless a contrary intention appears, all capitalised terms used in this opinions have the respective meaning set forth in Schedule 1. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined the corporate and other documents listed in Schedule 1 (the Documents). We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company or any other person, save for the searches, enquiries and examinations expressly referred to in Schedule 1.

Ogier (Cayman) LLP 89 Nexus Way Camana Bay Grand Cayman, KY1-9009 Cayman Islands T +1 345 949 9876 F +1 305 513 5888 ogier.com	A list of Partners may be inspected on our website

Regencell Bioscience Holdings Limited

30 March 2026

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in Schedule 2 without having carried out any independent investigation or verification in respect of those assumptions.

3	Opinion

On the basis of the examinations and assumptions referred to above and subject to the qualifications set forth in Schedule 3 and the limitations set forth below, we are of the opinion that the statements included in the Prospectus Supplement under the heading “Cayman Islands Taxation”, insofar as such statements summarise the laws of the Cayman Islands, are accurate and fairly represent in all material respects summaries of Cayman Islands laws and regulations as they apply to entities incorporated under the laws of the Cayman Islands.

4	Matters not covered

We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in any documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the documents reviewed (or as to how the commercial terms of such documents reflect the intentions of the parties), the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the documents and any other agreements into which the Company may have entered or any other documents; or

(c)	as to whether the acceptance, execution or performance of the Company’s obligations under the documents reviewed by us will result in the breach of or infringe any other agreement, deed or document entered into by or binding on the Company.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and also consent to the reference to this firm in the Prospectus Supplement under the heading “Cayman Islands Taxation” and “Legal Matters” . In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Ogier (Cayman) LLP
Ogier (Cayman) LLP

Regencell Bioscience Holdings Limited

30 March 2026

Schedule 1

Documents examined

Corporate and other documents

1	The certificate of incorporation of the Company dated 30 October 2014 and the certificates of incorporation on change of name of the Company dated 7 July 2015 and 6 June 2017, each issued by the Registrar.

2	The amended and restated memorandum of association, as adopted by special resolution passed on 31 May 2021 (the Memorandum) and the amended and restated articles of association of the Company, as adopted by special resolution passed on 31 May 2021 (together with the Memorandum, the M&A).

3	A Certificate of Good Standing dated 27 March 2026 issued by the Registrar in respect of the Company.

4	A certificate dated on the date hereof as to certain matters of fact signed by a director of the Company in the form annexed hereto (the Director’s Certificate), having attached to it a copy of the written resolutions of the directors of the Company passed on 10 October 2025 and 23 March 2026.

5	The Register of Writs maintained by the office of the Clerk of Courts in the Cayman Islands as inspected by us 27 March 2026.

6	The Registration Statement, including the Prospectus and the Prospectus Supplement.

7	The Sales Agreement.

Regencell Bioscience Holdings Limited

30 March 2026

Schedule 2

Assumptions

Assumptions of general application

1	All original documents examined by us are authentic and complete.

2	All copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete.

3	All signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine.

4	Each of the Documents is accurate and complete as at the date of this opinion.

5	The M&A are in full force and effect and have not been amended, varied, supplemented or revoked in any respect.

6	The Company has no direct or indirect interest in Cayman Islands real property.

7	The Company has taken all requisite corporate action to authorise the execution and delivery of the Director’s Certificate.

8	The Director’s Certificate has been duly authorised, executed and unconditionally delivered by or on behalf of the Company in accordance with all applicable laws.

9	In authorising the execution and delivery of the Documents by the Company, the filing of the Registration Statement, the Prospectus and the Prospectus Supplement, and the exercise of its rights and performance of its obligations under the Documents and the issue and allotment of the Sales Agreement Shares and resale of the Resale Shares, each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her.

Regencell Bioscience Holdings Limited

30 March 2026

Schedule 3

Qualifications

1	Cayman Islands stamp duty may be payable if a document is executed in, or brought to, the Cayman Islands (including being produced to a court of the Cayman Islands).

5